Exhibit 10.3

THIRD AMENDMENT

THIS THIRD AMENDMENT is made by and between John P. Leighton (“Employee”) and Crown Financial Group, Inc., f/k/a M.H. Meyerson & Co., Inc., a New Jersey corporation having an address at 525 Washington Boulevard, Jersey City, New Jersey 07310 (the “Employer”).

Employee and the Employer have entered into an amended and restated employment contract dated as of September 2, 2003 as amended December 8, 2003 (as amended, the “Contract”).

In return for the Employer’s agreement to waive its right to terminate without cause the Employee during the thirty (30) day period following execution of this Amendment by the parties hereto:

Employee hereby agrees to reduce his annual compensation commencing January 1, 2004 to four hundred thousand dollars ($400,000).

Further, Employee hereby agrees that the reduction in annual compensation shall not constitute “good reason” under Section 5.e. of the Contract.

Except as expressly amended herein, the terms and conditions of the Contract shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereto duly authorized effective January 16, 2004.

EMPLOYER		EMPLOYEE

By:	/s/ Jeffrey M. Hoobler	By:	/s/ John P. Leighton
Name:	Jeffrey M. Hoobler	Name:	John P. Leighton
Title:	EVP & Chief Operating Officer